Exhibit 99.1

United States Gasoline Fund, LP

Monthly Account Statement

For the Month Ended June 30, 2015

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$4,115,799
Unrealized Gain (Loss) on Market Value of Futures	(2,415,769)
Dividend Income	795
Interest Income	3,994
ETF Transaction Fees	350
Total Income (Loss)	$1,705,169

Expenses
General Partner Management Fees	$51,891
Professional Fees	15,584
Brokerage Commissions	7,847
SEC & FINRA Registration Expense	3,818
NYMEX License Fee	1,297
Non-interested Directors' Fees and Expenses	709
Prepaid Insurance Expense	334
Total Expenses	81,480
Expense Waiver	(16,616)
Net Expenses	$64,864
Net Income (Loss)	$1,640,305

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 6/1/15	$107,875,257
Withdrawals (150,000 Shares)	(6,277,746)
Net Income (Loss)	1,640,305

Net Asset Value End of Month	$103,237,816
Net Asset Value Per Share (2,500,000 Shares)	$41.30

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended June 30, 2015 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612